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Exhibit 23.1

                         Consent of Independent Auditors



      We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 16, 2001, except for Note 13 as to which the date is February 28, 2001, in the Registration Statement (Form S-1 No. 333-______) and related Prospectus of ACT Teleconferencing, Inc. for the registration of 2,659,001 shares of its common stock.

                                    Ernst & Young LLP


Denver, Colorado
December 3, 2001